UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

Spruce Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39594	81-2154263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 740
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415-343-5986

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRB	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

On January 7, 2026 (the “Closing Date”), Spruce Biosciences, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”) and a Supplement to the Loan and Security Agreement (together with the Loan and Security Agreement, the “Loan Agreement”), with Avenue Capital Management II, L.P., as administrative agent and collateral agent (the “Agent”) and Avenue Venture Opportunities Fund II, L.P., as lender (the “Lender”).

The Loan Agreement makes available to the Company term loans in an aggregate principal amount of up to $50.0 million with (i) $15.0 million funded within 5 business days after the Closing Date (“Tranche 1”), (ii) up to $10.0 million to be made available to the Company between March 1, 2026 and September 30, 2026, subject to, among other things, the Company’s achievement of a key regulatory milestone related to the Company’s development of tralesinidase alfa enzyme replacement therapy (TA-ERT) for the treatment of Sanfillipo Syndrome Type B (MPS IIIB) (“Tranche 2”) and (iii) up to $15.0 million to be made available to the Company between September 1, 2026 and March 31, 2027, subject to, among other things, the Company’s achievement of an additional key regulatory milestone with respect to the Company’s development of TA-ERT for the treatment of MPS IIIB (“Tranche 3”). The Lender may make additional term loans of up to an additional $10.0 million (the “Discretionary Tranche 4” and collectively with Tranche 1, Tranche 2 and Tranche 3, the “Loans”), to be funded between October 1, 2027 and June 30, 2028, subject to, among other things, (i) the Company’s achievement of a certain commercial milestone and (ii) the mutual written agreement of the Company and the Lender (upon the Lender’s investment committee approval). The Loans bear interest at an annual rate equal to the greater of (x) the sum of 5.25% plus the prime rate as reported in The Wall Street Journal and (y) 12.25%. The Loans are secured by a lien upon and security interest in all of the Company’s assets, including intellectual property, subject to agreed exceptions. The maturity date of the Loans is July 1, 2029 (the “Maturity Date”). The Loan Agreement does not contain any minimum cash requirement or other financial covenant.

The Company will make interest only payments on the Loans until the 12-month anniversary of the Closing Date, subject to (i) a 6-month extension, so long as at least $5.0 million from Tranche 2 has been funded and (ii) an additional 12-month extension if the Company achieves the Tranche 3 milestone. The Loan principal is repayable in equal monthly installments from the end of interest only period to the Maturity Date.

The Company may, at its option at any time, prepay the Loans in their entirety by paying the then-outstanding principal balance and all accrued and unpaid interest on the Loans, subject to a prepayment fee equal to (i) 3.0% of the principal amount outstanding if the prepayment occurs on or prior to the first anniversary following the Closing Date, (ii) 2.0% of the principal amount outstanding if the prepayment occurs after the first anniversary following the Closing Date, but on or prior to the second anniversary following the Closing Date, and (iii) 1.0% of the principal amount outstanding if the prepayment occurs after the second anniversary following the Closing Date. The Company will pay a final payment of 4.00% of the aggregate commitment amounts for Tranche 1, Tranche 2 and Tranche 3, which shall be increased to include the commitment amount of Discretionary Tranche 4 upon the funding of such tranche, on the earlier of (x) the Maturity Date and (y) the date that the Company prepays all of the outstanding principal amount of the Loans in full. On the Closing Date, the Company paid to the Lender a commitment fee of $400,000.

The Loan Agreement contains customary representations, warranties and covenants, including covenants by the Company limiting additional indebtedness, liens, guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes. The Loan Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on the Company. After the occurrence of an event of default, the Agent may (i) accelerate payment of all obligations, impose an increased rate of interest, and terminate the Lender’s commitments under the Loan Agreement and (ii) exercise any other right or remedy provided by contract or applicable law.

Pursuant to the Loan Agreement, upon and following the filing of the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2025, the Lender will have the right to convert up to $4.0 million of the outstanding principal of the Loans (the “Conversion Option”) at a price per share equal to 120% of the exercise price of the Warrant (further discussed below), subject to certain terms and conditions, including beneficial ownership limitations.

In addition, subject to applicable law, the Lender may participate in certain equity financing transactions of the Company in an aggregate amount of up to $1.0 million on the same terms, conditions and pricing offered by the Company to other investors participating in such financing transaction (such right, the “Participation Right”). The Participation Right terminates upon the earlier of the Maturity Date and the repayment in full of all of the obligations under the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Loan and Security Agreement and the Supplement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Warrant

In connection with the Loans, the Company will issue to the Lender a warrant (the “Warrant”) to purchase up to $3,200,000 worth of shares of the Company’s common stock (“Common Stock”) upon the filing of the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2025. The Warrant will expire on January 31, 2031 (the “Expiration Date”) and is anticipated to have an exercise price per share equal to the lesser of (i) $84.75 and (ii) the price per share of the Company’s next bona fide round of equity financing before June 30, 2026 for the purposes of raising capital, provided that any exercise of such Warrant is subject to certain beneficial ownership limitations. In addition, upon a change of control, the Lender is entitled to receive the shares of Common Stock underlying the Warrant without payment of the exercise price. In the event a change of control occurs prior to the issuance of the Warrant, the Company will pay Lender a success fee of $6,400,000 in lieu of issuing the Warrant (the “Success Fee”). The obligation to pay the Lender the Success Fee shall terminate upon the issuance of the Warrant.

The Lender may exercise the Warrant at any time, or from time to time up to and including the Expiration Date, by making a cash payment equal to the exercise price multiplied by the quantity of shares. The Lender may also exercise the Warrant on a cashless basis by receiving a net number of shares calculated pursuant to the formula set forth in the Warrant. The Warrant will be subject to anti-dilution adjustments for stock dividends, stock splits, and reverse stock splits.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, a copy of which will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2025.

Item 2.02 Results of Operations and Financial Condition.

On January 8, 2026, the Company announced that its preliminary unaudited cash and cash equivalents as of December 31, 2025 were approximately $48.9 million.

The Company has not yet completed its quarter-end and year-end financial close process for the quarter and year ended December 31, 2025. This estimate of the Company’s cash and cash equivalents as of December 31, 2025 is preliminary, has not been audited and is subject to change upon completion of the Company’s financial statement closing procedures. Additional information and disclosure would be required for a more complete understanding of the Company’s financial position and results of operations as of December 31, 2025. The information presented herein should not be considered a substitute for the financial information the Company files with the SEC in its annual report on Form 10-K for the year ended December 31, 2025. The Company has no intention or obligation to update preliminary estimates of its cash and cash equivalents set forth above.

The information contained in this Current Report on Form 8-K under Item 2.02 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and will not be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued pursuant to the Conversion Option set forth in the Loan Agreement and the Warrant as set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 3.02.

The securities described above will be offered and sold in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Loans, Warrant and any shares of Common Stock issuable thereunder have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC, or an applicable exemption from the registration requirements.

Item 7.01 Regulation FD Disclosure.

On January 8, 2026, the Company issued a press release regarding the entry into the Loan Agreement, anticipated use of proceeds from the Loans, and the Company’s preliminary unaudited cash and cash equivalents as of December 31, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any filing by the Company under the Securities Act, or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe”, “potential,” “preliminary,” “should,” “continue,” or the negative versions of those words or other comparable words. These forward-looking statements include statements about the Loan Agreement, use of proceeds therefrom, the availability of funds under the Loan Agreement, the Conversion Option, the Warrant, the shares of Common Stock issuable pursuant to the Conversion Option and the Warrant, the development and planned commercial launch of TA-ERT for the treatment of MPS IIIB, and estimates regarding the Company’s preliminary unaudited cash and cash equivalents as of December 31, 2025. These forward-looking statements are based on information currently available to the Company and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning the Company’s business are described in additional detail in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 and in the Company’s other periodic and Current Reports filed with the SEC. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Loan and Security Agreement, dated as of January 7, 2026, among the Company, the Agent and the Lender.
10.2	Supplement to Loan and Security Agreement, dated as of January 7, 2026, among the Company, the Agent and the Lender.
99.1	Press Release, dated January 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spruce Biosciences, Inc.

Date: January 8, 2026	By:	/s/ Samir Gharib
Samir Gharib
President and Chief Financial Officer